                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                         CONTACTS
December 29, 2004          John C. Ferrara            Hugh Ryan
                           Lynch Corporation          Ryan Wellnitz & Associates
                           203.622.1150               401.246.2300
                           jcferrara@lynchcorp.com    hryan@ryanwellnitz.com

                 BRIAN FABACHER NAMED PRESIDENT OF LYNCH SYSTEMS

GREENWICH, Conn., Dec. 29 -- Lynch Corporation announced today the promotion of
Brian Fabacher to President of Lynch Systems, a wholly owned subsidiary of Lynch
Corporation, effective December 31, 2004. His previous position was Senior Vice
President and General Manager of Lynch Systems.

Mr. Fabacher succeeds Arnold Bowling as Lynch Systems President. Mr. Bowling is
retiring, and will remain an advisor to the company to ensure a smooth management transition.

John C. Ferrara, President of the parent Lynch Corporation commented, "Arnold contributed greatly to the success of Lynch Systems at a critical time, bringing to the position more than 40 years of experience, skills, and leadership. His initiative re-oriented the company to its core competency, that of glass equipment supplier to the tableware market. Because of his vision and technological innovation, we believe Lynch Systems is positioned to compete successfully in the markets for capital equipment to manufacture glass tableware and glass screens and funnels for high-definition televisions, CRT (cathode ray tube) computer monitors, and other displays. We thank Arnold, wish him all the best in his retirement, and appreciate his willingness to continue in an advisory capacity.

"The promotion of Brian Fabacher represents a natural progression of management at Lynch Systems," Mr. Ferrara added. "Brian's involvement in all aspects of the company's operations including, manufacturing, engineering, procurement, assembly, and customer service, prepared him well for his new position. His strong track record and extensive set of relationships developed internationally have been instrumental in managing the company's acquisitions, including Amav
GmbH."

Mr. Ferrara said Amav GmbH was acquired for its engineering technology, including a product line of glass-forming presses and associated equipment used to manufacture wineglasses and other stemware. He said these systems are an important part of the product offering Lynch Systems now markets and supplies to the glass tableware industry.

Mr. Fabacher said, "My focus will be to build on our understanding of customers and their needs, and to serve them with high quality, innovative technology, and attentive service."

Mr. Fabacher earned a B.S. in business from Louisiana Sate University, Baton
Rouge, and an M.B.A. from Georgia State University, Atlanta. After a brief period as consultant with PricewaterhouseCoopers, he embarked on a career in management in the building materials industry, assuming both operations and accounting positions with Lafarge Corporation (formerly Blue Circle, Inc). Mr.
Fabacher joined Lynch Systems in 1996 as Chief Financial Officer and was
promoted to Senior Vice President and General Manager in 1999.

Lynch Corporation is a multi-industry company that manufactures a broad range of capital equipment and custom-designed electronic components. The company's shares are traded on the American Stock Exchange under the symbol LGL.

For more information, contact John C. Ferrara, Lynch Corporation, 140 Greenwich
Avenue, 4th Floor, Greenwich, Connecticut 06830, (203) 622-1150,
JCFERRARA@LYNCHCORP.COM or visit the company's Web site: WWW.LYNCHCORP.COM

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CAUTION CONCERNING FORWARD LOOKING STATEMENTS

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in Lynch Corporation's filings with the Securities and Exchange Commission.